Exhibit 107

 Calculation of Filing Fee Tables

Form S-4

(Form Type)

Liberty Live Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate(3)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Series A Liberty Live Group common stock, par value $0.01 per share (“New LLYVA”)	457(c) and 457(f)	25,571,416	N/A	$2,049,165,421.16	0.00015310	$313,727.23
Fees to Be Paid	Equity	Series B Liberty Live Group common stock, par value $0.01 per share (“New LLYVB”)	457(c) and 457(f)	2,533,220	N/A	$233,056,240.00	0.00015310	$35,680.91
Fees to Be Paid	Equity	Series C Liberty Live Group common stock, par value $0.01 per share (“New LLYVK”)	457(c) and 457(f)	65,115,339	N/A	$5,326,434,730.20	0.00015310	$815,477.16
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—

Total Offering Amounts						$7,608,656,391.36		$1,164,885.29
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$1,164,885.29

(1)	The number of shares of the Registrant’s proposed New LLYVA, New LLYVB and New LLYVK (collectively, “New Liberty Live Group common stock”), respectively, to be registered will be determined based upon (i) the number of outstanding shares of the same series of Liberty Media Corporation’s (“Liberty Media”) current Series A Liberty Live common stock, par value $0.01 per share (“LLYVA”), Series B Liberty Live common stock, par value $0.01 per share (“LLYVB”) and Series C Liberty Live common stock, par value $0.01 per share (“LLYVK”), (collectively, “Existing Liberty Live common stock”), plus (ii) the number of such shares issuable upon exercise of outstanding stock options and settlement of existing restricted stock units. The number of shares of New Liberty Live Group common stock into which each share of the corresponding series of Existing Liberty Live common stock will be exchanged is one, in accordance with the proposed split-off of Liberty Live Holdings, Inc. from Liberty Media as discussed in the Form S-4 filing to which this Filing Fee Table is attached. The Registrant had (i) outstanding as of June 30, 2025, 25,571,416 shares of LLYVA, 2,533,220 shares of LLYVB and 63,777,962 shares of LLYVK and (ii) as of June 30, 2025, 1,337,377 shares of LLYVK issuable upon exercise of outstanding stock options and settlement of existing restricted stock units.

(2)	Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(f)(1) and 457(c) under the Securities Act, based on the average of (i) the high and low prices of LLYVA and LLYVK, respectively, on the Nasdaq Global Select Market on July 21, 2025 (which was $80.14 and $81.80, respectively) and (ii) the bid and ask sales price of LLYVB on the OTCQB Market on July 21, 2025 (which was $92.00 per share).

(3)	Calculated on the basis of $153.10 per $1,000,000 of the proposed maximum aggregate offering price.